EXHIBIT 99.2

PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES

The pro forma ratios of earnings to fixed charges for the year ended December 31, 2001 and for the nine months ended September 30, 2002 are as follows:

	Fiscal Year Ended December 31, 2001	Nine Months Ended September 30, 2002
Pro forma ratio of earnings to fixed charges	2.3x	2.61x

These pro forma computations are based on Pan Pacific’s unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2001 and the nine months ended September 30, 2002 included as Exhibit 99.1 to this Current Report on Form 8-K. The pro forma rations of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of interest costs, whether expensed or capitalized, and the amortization of debt issuance costs.